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                                                               Exhibit 99.1

Selected Financial Data
(in thousands, except per share data)



                                              Fiscal Years Ended
                              --------------------------------------------------
                               1997       1996       1995       1994       1993
                              ------     ------     ------     ------     ------

Earnings per share:
  Primary                     $ 2.05     $ 1.82     $ 1.34     $  .95     $  .60
  Fully diluted               $ 2.05     $ 1.80     $ 1.32     $  .90     $  .60

Average shares outstanding:
  Primary                     15,864     12,785     11,889     10,215     10,088
  Fully diluted               15,887     12,903     12,165     11,970     10,130

Cash dividends per share      $  .25     $  .20     $  .15     $  .11     $  .08